As filed with the Securities and Exchange Commission on January 25, 2002
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                                PMC-SIERRA, INC.
             (Exact name of registrant as specified in its charter)
                              ____________________

              Delaware                                   94-2925073
     _________________________                    ______________________
      (State of Incorporation)                        (I.R.S. Employer
                                                     Identification No.)


                              3975 Freedom Circle
                          Santa Clara, California 95054
                    (Address of principal executive offices)
                              ____________________

                            1994 Incentive Stock Plan
                        1991 Employee Stock Purchase Plan
                            (Full title of the plans)
                              ____________________

                                Robert L. Bailey
                       President, Chief Executive Officer
                     And Chairman of the Board of Directors
                               3975 Freedom Circle
                          Santa Clara, California 95054
                                  (408)988-8276
            (Name, address and telephone number of agent for service)
                              ____________________

                                    Copy to:
                                   Neil Wolff
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                              ____________________


                         CALCULATION OF REGISTRATION FEE

===================================== ======================= =================== =========================== ======================
                                                                   Proposed                Proposed
              Title of                                             Maximum                 Maximum                    Amount
             Securities                       Amount               Offering               Aggregate                     of
               to be                          to be               Price Per                Offering                Registration
             Registered                     Registered              Share                   Price                      Fee
------------------------------------- ----------------------- ------------------- --------------------------- ----------------------

           Common Stock,                    8,284,696             $ 20.90 (3)       $ 173,150,146.40 (3)           $15,929.81
         $0.001 par value (1)
------------------------------------- ----------------------- ------------------- --------------------------- ----------------------
           Common Stock,
         $0.001 par value (2)               1,656,939             $ 20.90(3)         $ 34,630.025.10 (3)            $3,185.96
------------------------------------- ----------------------- ------------------- --------------------------- ----------------------


  (1)   Shares to be  registered  under the 1994  Incentive  Stock  Plan  ("1994
        Plan").

  (2)   Shares to be  registered  under the 1991  Employee  Stock  Purchase Plan
        ("1991 Plan").

  (3) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of Common Stock on January 23, 2002, as reported on the Nasdaq National Market.

====================================================================================================================================




                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

           The following documents previously filed by us with the Securities and Exchange Commission are incorporated by reference into this registration statement:

           (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

           (b) Our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001, July 1, 2001 and September 30, 2001;

           (c) Our Current Reports on Form 8-K dated April 30, 2001, July 31, 2001, August 1, 2001 and August 3, 2001;

           (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

           (e) The description of our common stock to be offered hereby is contained in our Amendment No. 3 to Form S-3 Registration Statement filed on January 4, 2002, with the Commission, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing such documents.

Item 4.    Description of Securities.
           -------------------------

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

           Not applicable.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

Certificate of Incorporation

         Our certificate of incorporation provides for the indemnification of our directors and officers to the fullest extent permitted by Delaware law, as the same now exists or as it may be amended in the future. Under Delaware law, such provision may not indemnify directors' or officers' liability for:


         - breaches of the directors' or officers' duty of loyalty to the corporation or its stockholders;

         - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         - the unlawful payments of dividends or unlawful stock repurchases or redemptions; or

         - transactions in which the director or officer derived an improper personal benefit.

Bylaws

         Our bylaws provide that our directors, officers, employees, and agents shall be indemnified against expenses including attorneys' fees, judgments, fines, settlements actually and reasonably incurred in connection with any proceeding arising out of their status as such. Our bylaws also authorize us to provide insurance for our directors, officers, employees and/or agents, against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Indemnification Agreements

         We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses, including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us, arising out of such person's services as a director or officer for us, or for any of our subsidiaries, or for any other company or enterprise to which the person provides services at our request.

Item 7.    Exemption from Registration Claimed.
           -----------------------------------

           Not applicable.

Item 8.    Exhibits.
           --------


Exhibit
Number                                   Exhibit
---------  ---------------------------------------------------------------------
    5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

   23.1 Consent of Deloitte & Touche LLP, Vancouver, British Columbia, Canada, Independent Auditors

   23.2 Consent of Deloitte & Touche LLP, San Jose, California, Independent Auditors

   23.3    Consent of Counsel (Contained in Exhibit 5.1 above)

   24.1    Power of Attorney (see page II-4)


Item 9.    Undertakings.
           ------------


           (a)    We hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or the Bylaws, Indemnification Agreements entered into between us and our officers and directors, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on this 25th day of January, 2002.

                          PMC-SIERRA, INC.

                          By:  /s/ John W. Sullivan
                             ---------------------------------------------------
                               John Sullivan, VP Finance
                               (Principal Financial and Accounting Officer)



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Robert
L. Bailey and John W. Sullivan his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                                        Title                            Date
        ---------                                        -----                            ----

/s/ Robert L. Bailey               President, Chief Executive Officer (Principal   January 25, 2002
-----------------------------
(Robert L. Bailey)                 Executive Officer) and Chairman of the Board
                                   of Directors

/s/ John W. Sullivan               Vice President, Finance (Principal Financial    January 25, 2002
-----------------------------
(John W. Sullivan)                 and Accounting Officer)

/s/ James V. Diller                Vice Chairman of the Board of Directors         January 25, 2002
-----------------------------
(James V. Diller)

/s/ Alexandre Balkanski            Director                                        January 25, 2002
-----------------------------
(Alexandre Balkanski)

/s/ Frank J. Marshall              Director                                        January 25, 2002
-----------------------------
(Frank J. Marshall)

/s/ L. Colin Beaumont              Director                                        January 25, 2002
-----------------------------
(L. Colin Beaumont)

/s/ Lewis O. Wilks                 Director                                        January 25, 2002
-----------------------------
(Lewis O. Wilks)



                                  EXHIBIT INDEX


Exhibit
Number                               Exhibit
-------    ---------------------------------------------------------------------

    5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

   23.1 Consent of Deloitte & Touche LLP, Vancouver, British Columbia, Canada, independent auditors

   23.2 Consent of Deloitte & Touche LLP, San Jose, California, independent auditors

   23.3 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 above)

   24.1     Power of Attorney (see page II-4)